UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 28, 2008

ELIZABETH ARDEN, INC.

(Exact name of registrant as specified in its charter)

Florida	1-6370	59-0914138

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 S.W. 145 Avenue, Miramar, Florida	33027

(Address of principal executive offices	(Zip Code)

Registrant's telephone number, including area code:	(954) 364-6900

____________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 7 - REGULATION FD
Item 7.01 Regulation FD Disclosure

        On May 28, 2008, Elizabeth Arden, Inc. (the "Company") issued a press release announcing that it has entered into an exclusive global license agreement (the "License Agreement") with Liz Claiborne, Inc. and certain of its affiliates (collectively, "Claiborne") for the manufacture, distribution and marketing of the Claiborne fragrance brands.

        The initial term of the License Agreement is through December 31, 2017, and the Company has the right to renew the License Agreement for two subsequent five-year terms, provided specified conditions are met.

        The effectiveness of the License Agreement is subject to satisfaction of certain conditions, including satisfaction of the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        Attached as Exhibit 99 is a copy of the press release.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(c) Exhibits
99	Press release dated May 28, 2008.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELIZABETH ARDEN, INC.

Date: May 29, 2008	/s/ Stephen J. Smith

Stephen J. Smith Executive Vice President and Chief Financial Officer